SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of Earliest event Reported): April 30, 2006

RUDY 45

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of Incorporation)	000-29475 (Commission File Number)	86-0491630 (IRS Employer I.D. Number)

2633 Lincoln Blvd., Suite 117

Santa Monica, CA 90405

(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 452-3206

(Former name or former address, if changed since last report)

ITEM 5.02 DEPARTURE OF DIRECTOR OR PRINCIPAL OFFICER; ELECTION OF DIRECTOR; APPOINTMENT OF PRINCIPAL OFFICER:

1.     5.02(b) Effective the close of business on April 30, 2006, Pearl Asencio resigned as an officer and Director of Registrant in order to pursue other business opportunities on a full-time basis. There were no disagreements between Ms. Asencio and the Registrant.

2.     5.02(c) On April 30, 2006, Harold R. Hunt, Jr., was appointed as a Director, the President, CEO, Chief Financial Officer and Secretary of Registrant to be effective the opening of business on May 1, 2006.

ITEM 8.01 OTHER EVENTS.

On April 30, 2006, the holder of Registrant’s 50,000,000 outstanding shares of series A Preferred Stock converted said shares into Registrant’s common stock on a one for one basis. The series A Preferred Stock was issued March 16, 2006 in consideration of consulting services rendered.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUDY 45

Date: April 30, 2006

/s/ Pearl Asencio

---------------------------

Pearl Asencio, President